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                             MORRISON & FOERSTER LLP

SAN FRANCISCO                   ATTORNEYS AT LAW                NEW YORK
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SAN DIEGO                                                       SINGAPORE
DENVER                                                          TOKYO

                                 January 8, 2002

Firsthand Funds
101 Park Center Plaza
San Jose, California 95113

         Re:   Shares of Beneficial Interest of
               Firsthand Funds

Dear Ladies and Gentlemen:

          We refer to Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A (SEC File Nos. 33-73832; 811-8268) (the "Registration Statement") of Firsthand Funds (the "Company") relating to the registration of an indefinite number of Shares of Beneficial Interest of the Company's series (collectively, "Shares").

          We have been requested by the Company to furnish this opinion as
Exhibit 23(i) to the Registration Statement.

          We have examined such records, documents, instruments, and certificates of public officials and of the Company, made such inquiries of the Company, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have examined documents relating to the organization of the Company and the authorization for registration and sale of Shares of each of the Company's series. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

          Based upon and subject to the foregoing, we are of the opinion that:

          The issuance and sale of Shares by the Company have been duly and validly authorized by all appropriate action, and assuming delivery of the Shares by sale or in accord with the Company's series' dividend reinvestment plan in accordance with the description set forth in the Registration Statement, as amended, the Shares will be validly issued, fully paid and nonassessable.

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January 8, 2002
Page Two

          We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

          In addition, we consent to the use of our name and to the reference to our firm under the heading "Legal Counsel and Auditors" in the Statement of Additional Information.

                                                     Very truly yours,

                                                     /s/ MORRISON & FOERSTER LLP

                                                     MORRISON & FOERSTER LLP